Simulations Plus, Inc.

(NASDAQ:SLP)

Second Quarter Fiscal Year 2014
Conference Call and Webinar
April 9, 2014

simulationsplus, inc.

Safe Harbor Statement

With the exception of historical information, the matters discussed in this presentation are forward-looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: continuing demand for the Company's products, competitive factors, the Company's ability to finance future growth, the Company's ability to produce and market new products in a timely fashion, the Company's ability to continue to attract and retain skilled personnel, and the Company's ability to sustain or improve current levels of productivity. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports and filed with the Securities and Exchange Commission.

SLP 2Q14 Highlights

Three months ended 2/28/14:

- 2Q14 compared to 2Q13:
  - 26th consecutive profitable quarter
  - Sales were $3.081 million, a 1.2% decrease ($37K) from $3.118 million
    - Approximately $350K in revenues were delayed until 3Q14 as one of our larger customers decided to move a global renewal order into our third fiscal quarter to synchronize with their internal budget timelines
    - At the same time a consulting project was delayed in a customer's legal review process.
    - Both orders have been received in the third quarter.
  - Gross profit was $2.589 million in 2Q14 vs $2.619 million in 2Q13, a decrease of 1.1%
  - SG&A increased 10.6% to $1.104 million from $ 0.855 million
    - As a percent of revenues, SG&A increased to 35.8% from 27.4%
    - Due to increases in marketing, travel, professional fees, sales commissions, and salaries and wages
  - R&D expense increased 43% to $0.354 million from $0.248 million
    - 2Q14 included R&D expenditures for our successful COX2/COX1 NCE project
  - Net Income decreased 34.6% to $0.810 million from $1.061 million
  - Diluted earnings per share was $0.05, a decrease of $0.01 from $0.06
  - Cash dividend of $0.05/share was distributed during 2Q14
- Strong balance sheet:
  - Cash of $9.7 million at 2/28/14
    - Cash as of April 9, 2014 = $10.9 million
  - Shareholders' equity on February 28 = $14.432 million
  - We continue to have no debt

simulationsplus, inc.

Income Statement 2QFY14 vs 2QFY13

($ millions)

	2Q14	2Q13
Net sales	**3.081**	**3.118**
Gross profit	2.589	2.619
Gross profit margin	**84.0%**	**84.0%**
SG&A	1.104	0.855
R&D	0.354	0.248
Total operating expenses	1.458	1.103
Income from operations	**1.132**	**1.517**
Other income	**0.012**	**0.055**
Income from operations before income taxes	**1.144**	**1.572**
Net income	**0.810**	**1.061**
Diluted earnings per share	**0.05**	**0.06**

simulationsplus, inc.

SLP 6moFY14 Highlights

Six months ended 2/28/14:

- 6moFY14 compared to 6moFY13:
  - Sales increased by $314,000 or 5.8% to $5.722 million from $5.408 million
  - Gross profit increased 5.7% to $4.782 million from $4.523 million
  - SG&A increased 21.8% to $2.175 million from $ 1.786 million
    - As a percent of revenues, SG&A increase to 35.8% from 27.4%
  - R&D expense increase 23.7% to $0.516 million from $0.428 million
    - 6moFY14 included R&D expenditures for COX2/COX1 NCE project
  - Net Income decreased by $154K or 9.3% to $1.495 million in 6moFY14 from $1.648 million in 6moFY13
  - Diluted earnings per share was $0.09, a decrease of $0.01 from $0.10
  - Cash dividends of $0.09/share were distributed during 6moFY14
- Strong balance sheet:
  - Cash of $9.7 million at 2/28/14
    - Cash as of April 4, 2014 = $10.96 million
  - Shareholders' equity on February 28 = $14.432 million
  - We continue to have no debt

simulationsplus, inc.

Income Statement 6moFY14 vs 6moFY13

($ millions)

	6moFY14	6moFY13
Net sales	**5.722**	**5.408**
Gross profit	4.782	4.523
Gross profit margin	**83.6%**	**83.6%**
SG&A	2.175	1.786
R&D	0.516	0.428
Total operating expenses	2.691	2.214
Income from continuing operations	**2.091**	**2.309**
Other income	**0.45**	**0.159**
Income from operations before income taxes	**2.136**	**2.468**
Net income	**1.495**	**1.649**
Diluted earnings per share	**0.09**	**0.10**

simulationsplus, inc.

Revenues by Quarter
(pro forma prior to 2012)


$1.4
$1.7
$2.1
$2.2
$2.3
$2.6
$1.8
$2.2
$2.6
$2.8
$3.1
$3.1
$2.0
$2.3
$2.6
$2.8
$3.1
$1.1
$1.3
$1.4
$1.6
$1.6

simulations plus, inc.

Gross Profit by Fiscal Quarter
(pro forma prior to 2012)



$1.24
$1.45
$1.70
$1.90
$1.90
$2.19
$1.53
$1.93
$2.21
$2.39
$2.62
$2.59
$1.75
$1.97
$2.21
$2.33
$2.64
$0.71
$1.07
$1.12
$1.32
$1.26
Q1
Q2
Q3
Q4
2009
2010
2011
2012
2013
2014

simulationsplus, inc.

EBITDA by Fiscal Quarter



$1.76
$1.73
$1.48
$1.38
$1.35
$1.48 $1.48
$1.28
$1.23
$1.23
$1.20
$1.09
$1.00
$0.93
$0.73
$0.73
$0.55
$0.58
$0.44
$0.36
$0.27
$0.20
Q1
Q2
Q3
Q4
2009
2010
2011
2012
2013
2014

simulationsplus, inc.

Net Income by Quarter

(pro forma prior to 2012)


$0.33
$0.44
$0.56
$0.76
$0.59
$0.69
$0.47
$0.85
$0.91
$0.84
$1.06
$0.81
$0.53
$0.74
$1.05
$0.87
$0.99
$0.17
$0.21
$0.17
$0.35
$0.24
Q1
Q2
Q3
Q4
2009
2010
2011
2012
2013
2014

simulationsplus, inc.

New Customers by Quarter


New record!
22
21
18
17
11
10
14
15
18
15
16
13
12
9
14
10
9
9
Q1
Q2
Q3
Q4
2010
2011
2012
2013
2014

simulationsplus, inc.

Selected Balance Sheet Items

($ millions)

	February 28, 2014	August 31, 2013
Cash and cash equivalents	$9.701*	$10.179
Cash per share	0.60	0.62
Total current assets	13.294	12.972
Total assets	16.726	16.063
Total current liabilities	0.944	0.626
Total liabilities	2.294	1.821
Current ratio	14.1	20.7
Shareholders' equity	**14.432**	**14.242**
Total liabilities and shareholders' equity	16.726	16.063
Shareholders' equity per diluted share	**0.88**	**0.87**

*Cash as of today is $10.9 million

simulationsplus, inc.

Returning Cash to Shareholders



$ Millions
$12.66
$13.24
$12.89
$12.70
$11.38
$9.33
$9.76
$10.00
$10.18
$10.56
$10.9*
* as of 4/9/2014
$1.97
$1.59
$0.80
$0.80
$2.24
$0.00
$0.48
$0.48
$0.64
$0.81
Q4FY11
Q1FY12
Q2FY12
Q3FY12
Q4FY12
Q1FY13
Q2FY13
Q3FY13
Q4FY13
Q1FY14
Q2FY14
Dividend Paid
Proceeds from Sale of Subsidiary
Cash

simulations plus, inc.

Simulations Plus Products & Services

Discovery | **Preclinical** | **Clinical**



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ADMET Predictor™

MedChem Studio™
MedChem Designer™

GastroPlus™

DDDPlus™

MembranePlus™

Consulting Services & Collaborations

simulationsplus, inc.

Product News


GastroPlus
8

- Version 8.5 released Q4FY2013
  - Unique precipitation model added
  - Infant PBPK physiologies added – pediatrics is high-interest area in FDA and industry
  - Added a built-in method for transporter *in vitro-in vivo* extrapolation
  - Added a number of additional built-in enzyme expression levels


ADMET Predictor
6

- Version 7.0 released in March 2014
  - Significantly enhanced pKa model developed in collaboration with Bayer HealthCare
  - All property models retrained, leading to more accurate predictions
  - New transporter and toxicity models
  - Significantly improved and expanded metabolism predictions


MedChem Studio
3

- Version 4.0 & MedChem Designer 3.0 – released expected May 2014
  - Improved molecule depictions
  - New licensing software
  - New ultra-fast screening methods for large molecular libraries
  - New 64-bit versions offered for screening very large libraries


MedChem Designer
2


DDDPlus
4

- Version 4.0
  - Virtual Trials added to show expected variances in experiments
  - Adding ADMET Predictor optional module as in GastroPlus
  - Customer base continues to grow


MembranePlus
1

- MembranePlus – released expected second calendar quarter 2014
  - Explores mechanisms of permeability through cell layers
  - Explore and understand the effects of experimental setup that affect results
  - Integration with GastroPlus to accurately predict IVIVE for absorption processes
  - Contracting for *in vitro* assays for detailed model validation

simulationsplus, inc.

Marketing and Sales Program

- Conferences/Scientific Meetings continue to be primary source of leads
  - During Q2 we participated in 4 scientific meetings and conferences in the U.S. and Europe with 2 scientific posters and presentations
- Trainings and Workshops
  - Conducted 6 on-site training courses at client sites in Q2
  - Spent several weeks traveling through Japan and India to present at >10 companies
- Strategic Digital Marketing Initiatives continue
  - Hosted 3 webinars on our new software updates & applications - over 500 registrations
  - Active updates of LinkedIn, Facebook, and Twitter accounts help with outreach programs
- Collaborations/Consulting/Grants
  - Ongoing 5-year collaboration with the FDA Center for Food Safety and Applied Nutrition to build toxicity models with ADMET Predictor/Modeler™ for food additives and contaminants
  - NEW! 5-year collaboration with the FDA's Office of Testing and Research to determine the value of mechanistic absorption modeling and IVIVCs
  - Consulting studies continue – 5 active projects, 2 in proposal stage
  - New partnership agreement with CRO in China to provide *in silico* modeling & simulation services to complement their *in vitro* offerings
- We believe fundamental industry shift continues
  - GastroPlus User Group now has over 400 members on LinkedIn
  - 22 new customers during Q2 (includes new companies as well as new departments within existing large customers)
    - New companies in India, Japan, Korea, and China


SimulationsPlus, Inc.



simulationsplus, inc.

FDA Collaborations

- Center for Food Safety and Nutrition (CFSAN)
  - Nearly through the third year of a 5-year renewable Research Collaboration Agreement (RCA) with CFSAN to provide model-building capabilities for a large number (>70,000) of substances that can be in foods as additives or contaminants, only a small fraction of which have been tested for various toxicities.
  - Intent is to use models to predict the likely toxicity of molecules that were not tested to identify likely problems and decide what experiments to run next.
  - The FDA is now upgrading to ADMET Predictor 7.0 and continuing to train models.

- Office of Testing and Research
  - New 5-year RCA signed with OTR announced March 3
  - Collaboration to work together to determine the value of mechanistic absorption modeling in developing predictive and robust in vitro-in vivo correlations (IVIVCs)
  - Company to provide software licenses for GastroPlus™ as well as training to FDA scientists
  - Ideas and recommendations to be exchanged between Simulations Plus and FDA scientists

NCE (New Chemical Entity) Project

- COX-2 selected as target (Celebrex® target) for our second NCE project (first was malaria)
- COX-1 also needs to be inhibited, but at a lesser level (Aspirin target)
- Designing single molecules that bind to two different targets is more challenging than hitting only one target
- Used newest versions of our ADMET Design Suite™ (ADMET Predictor, MedChem Studio, MedChem Designer) as well as GastroPlus
- Goal: further demonstrate the powerful lead compound design capabilities of the ADMET Design Suite
- Second project again was a home run – all four molecules hit both COX-2 and COX-1!
- We believe this repeat success clearly demonstrates the power of our ADMET Design Suite and will again serve to promote further sales.

Growth Opportunities

- MembranePlus™- new software product to simulate *in vitro* permeability experiments
  - Similar concept to DDDPlus™ - unique capability in the industry
- Continued enhancement of current software products to expand coverage into new areas
  - Dermal dosing module in GastroPlus™
  - Addition of large animals to GastroPlus
- Cloud offering – we're testing cloud computing as a means to offer our software and services
- AEROModeler™ - new software product to predict aerodynamic force coefficients for arbitrary missile shapes at any Mach number and angle of attack
- MRIModeler™ - application of our artificial neural network ensemble technology to analysis of magnetic resonance imaging data to classify patients into various disease categories
- Penetration of clinical pharmacology departments to provide more detailed mechanistic modeling for clinical trial data analysis

Summary

- For 2QFY14:
  - Revenues and earnings continued six-year-plus profitable trend
  - Delay of one large renewal order and one study contract had -$350,000 impact
    - both orders were received in the third quarter
- Continuing to Grow:
  - Three new Ph.D.s added in FY13
  - One new Ph.D. started Monday, April 7
  - Continuing to seek and interview additional scientists and engineers
  - Life Sciences teams strengthen and support marketing and sales
- Aggressive Marketing and Sales Activities
  - Continue intensive conference/trade show/workshop schedule
  - Workshops scheduled for North America, Europe and Asia in 2014
    - New courses offered which focus on specific research functions
  - Trips to Japan, China, Korea, and Australia to visit clients and host seminars scheduled over next several months – growing interest in Asia
- Strong cash position and no debt – returning cash to shareholders
  - Cash dividends totaling approximately $7 million have been distributed, yet cash remains at nearly $11 million as of today. Dividend expected to remain at $0.05/share/quarter

simulationsplus, inc.

Q&A